                                                                    EXHIBIT 6






                       CONSENT OF INDEPENDENT ACCOUNTANTS




The Board of Directors of Kemper Investors Life Insurance Company and Policy Owners of KILICO Modified Single Premium Variable Universal Life Insurance Policies (Single Life and Survivorship) - KILICO Variable Separate Account.


We consent to the inclusion in this registration statement on Form S-6 (File No. 333-79615) of our report dated February 24, 2000, on our audit of the financial statements of KILICO Variable Separate Account and to the reference to our firm under the caption "Experts."

                                                      PricewaterhouseCoopers LLP



Chicago, Illinois
April 24, 2000

                       CONSENT OF INDEPENDENT ACCOUNTANTS




The Board of Directors of Kemper Investors Life Insurance Company and Policy Owners of KILICO Modified Single Premium Variable Universal Life Insurance Policies (Single Life and Survivorship) - KILICO Variable Separate Account


We consent to the inclusion in this registration statement on Form S-6 (File No. 333-79615) of our report dated March 17, 2000, on our audit of the consolidated financial statements of Kemper Investors Life Insurance Company and to the reference to our firm under the caption "Experts."



PricewaterhouseCoopers LLP
Chicago, Illinois
April 24, 2000